Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-137596, No. 333-133370, No. 333-128735, No. 333-118026, No. 333-113359, No. 333-111273, No. 333-110006 and No. 333-106602) and in the Registration Statements on Form S-8 (No. 333-138309, No. 333-116707, No. 333-112810, No. 333-106563, No. 333-97139, No. 333-58274, No. 333-39390, No. 333-30920, No. 333-92951, No. 333-49069, No. 333-30617, No. 333-15935, No. 033-61191, No. 033-75136, No. 033-45432, No. 033-27885, No. 033-12633, No. 002-95446, No. 002-81123 and No. 002-77846) of Oscient Pharmaceuticals, Corporation of our reports dated March 12, 2007, with respect to the consolidated financial statements and schedule of Oscient Pharmaceuticals Corporation, Oscient Pharmaceuticals Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oscient Pharmaceuticals Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2007